Independent Auditors' Report
THE RIVERFRONT FUNDS

To the Shareholders and Board of Trustees of The Riverfront Funds

We have audited the accompanying statements of assets and liabilities of The Riverfront Funds (the
"Funds"), including the Large Company Select Fund,
Balanced Fund, Small Company Select Fund, Select
Value Fund, U.S. Government Income Fund, and
U.S. Government Securities Money Market Fund, including the schedules of portfolio investments, as of December 31, 2003, and the related statements of operations, statements of changes in net assets, and financial highlights for the year then ended.
These financial statements and financial highlights are the responsibility of the Funds' management.
Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statements of changes in net assets for the year ended December 31, 2002 and the financial highlights presented for periods prior to December 31, 2003 were audited by other auditors whose report, dated February 10, 2003, expressed an unqualified opinion on such statements and financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United
States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The
Riverfront Funds as of December 31, 2003, the results of their operations, the changes in their net assets, and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 23, 2004